Exhibit 2.1
                           SHARE PURCHASE AGREEMENT
                           ------------------------

     This Share Purchase Agreement (the "Agreement") is made on December 31,
                                         ---------
1998 by and among Vertel Corporation, a California corporation ("Seller"),
                                                                 ------
Newbridge (Barbados) Corporation, a corporation organized under the laws of Barbados ("Purchaser"), and Sonoma Systems, a California corporation (the
           ---------
"Company").
--------

     In consideration for the promises and covenants made herein, the sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Purchase and Sale of Stock.
     --------------------------------

          1.1  Sale of Stock.
          ------------------

          Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing (as defined below) and Seller agrees to sell to Purchaser at the Closing, 1,691,123 shares of the Company's Series B Preferred Stock (the "Series B Shares") and 3,508,877 shares of the Company's
                      ---------------
Series C Preferred Stock (the "Series C Shares"), at a purchase price of U.S.
                               ---------------
$1.989 per share, for the aggregate purchase price of U.S. $10,342,800. The Series B Shares and Series C Shares shall be hereinafter collectively referred to as the "Stock".
           -----

          1.2  Closing; Delivery.
          ----------------------

          (a) The closing of the purchase and sale of the Stock shall take place at the offices of Heller Ehrman White & McAuliffe, 525 University Avenue, Palo Alto, California 94301, on December 31, 1998 (the "Closing") or at such other
                                                   -------
time and place as Seller and Purchaser mutually agree upon, orally or in writing (the date of the Closing is hereinafter referred to as the "Closing Date").
                                                            ------------

          (b) At the Closing, Seller shall deliver to Purchaser certificates representing the Stock being purchased thereby and appropriate stock powers duly executed transferring the Stock to the Purchaser against payment of the purchase price therefor by wire transfer to the Seller's bank account.

     2.  Representations and Warranties of Seller. Seller hereby represents and
     --------------------------------------------
warrants to Purchaser and the Company that:

          2.1  Organization, Good Standing and Qualification. Seller is a
          --------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business in each jurisdiction, where the failure to be in good standing or the failure to have such power or authority could have a material adverse effect on the business, properties, assets, condition or prospects of Seller.

          2.2  Authorization.  All corporate action on the part of Seller
               -------------
necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Seller hereunder have been taken or will be taken prior to the Closing, and the Agreement, when executed and delivered by Seller, shall constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          2.3  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement, which consent, approval or authorization has not been obtained.

          2.4  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or, to Seller's knowledge, currently threatened against Seller or with respect to the Seller's officers or directors, that questions the validity of the Agreement or the right of Seller to enter into them, or to consummate the transactions contemplated hereby.

          2.5  Compliance with Other Instruments. The execution, delivery and
               ---------------------------------
performance of the Agreement and the consummation of the transactions contemplated hereby (i) will not result in any violation or be in conflict with any provision of Seller's articles of incorporation, bylaws or other equivalent charter documents, (ii) will not result in any violation or be in conflict with any provision of federal, state or local law, statute, rule or regulation, and
(iii) will not constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon the Stock.

          2.6  Disclosure.  Seller has fully provided Purchaser with all the
               ----------
information that Purchaser or its representatives has requested from Seller in writing for deciding whether to acquire the Stock. No representation or warranty of Seller contained in this Agreement, any certificate furnished or to be furnished to Purchaser by Seller at Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          2.7  Voting Rights.  Except pursuant to the Amended and Restated
               -------------
Rights Agreement dated as of December 14, 1998 by and among the Company, Seller and the Company's shareholders (the "Right Agreement"), Seller is not subject to any voting agreements or arrangements with respect to the voting of the Stock.

          2.8  Registration Rights.  Upon consummation of the transactions
               -------------------
contemplated hereby, Purchaser shall be deemed to be a "Holder" under the Rights Agreement.

          2.9  Title to Stock.  Seller owns the Stock free and clear of any
               --------------
adverse claims, mortgages, liens, loans and encumbrances. Upon consummation of the transactions contemplated hereby, Purchaser will own the Stock free and clear of all adverse claims, mortgages, liens, loans and encumbrances. There are no pre-emptive rights, rights of first refusal or similar rights or obligations relating to the Stock (other than under the Rights Agreement).

     3.  Representations and Warranties of the Purchaser. Purchaser hereby
         -----------------------------------------------
represents and warrants to Seller and the Company that:

          3.1  Organization, Good Standing and Qualification. Purchaser is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Barbados and has all requisite corporate power and authority to carry on its business in each jurisdiction where the failure to be in good standing or the failure to have such powers or authority could have an material adverse effect on the business, operations, assets, condition or prospects of Purchaser.

          3.2  Authorization. Purchaser has full power and authority to enter
               -------------
into this Agreement. The Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

          3.3  Restricted Securities. Purchaser understands that the Stock has
               ---------------------
not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser understands that the Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Stock indefinitely unless the Stock is registered with the Securities and Exchange Commission (the "SEC") and qualified by state
                                         ---
authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Stock for resale except as set forth in the Rights Agreement. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          3.4  No Public Market. Purchaser understands that no public market now
               ----------------
exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Stock.

          3.5  Legends.  Purchaser understands that the Stock, and any
               -------
securities issued in respect of or exchange for the Stock, may bear one or all of the following legends:

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.6  Accredited Investor.  Purchaser is an accredited investor as
               -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          3.7  Foreign Investor.  As a Barbados corporation, Purchaser
               ----------------
represents and warrants that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Stock, including (i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Stock. Purchaser's purchase and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of Purchaser's jurisdiction.

          3.8  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement, which consent, approval or authorization has not been obtained.

          3.9  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
the Purchaser in reliance upon the Purchaser's representation to the Company and to the Seller, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock. The Purchaser has not been formed for the specific purpose of acquiring the Stock.

          3.10  Disclosure of Information.  The Purchaser has had the
                -------------------------
opportunity to perform due diligence and ask questions of the Company's management in connection with transactions contemplated hereby. Purchaser believes that it, or its representatives, has received all information it has requested and believes is necessary for evaluating the risks and merits of acquiring the Stock. Purchaser understands and acknowledges that Seller is not making any representation or warranty as to the accuracy, completeness or veracity of any written information or documents relating to the Company (i) provided to Purchaser by the Company or its representatives or (ii) provided by Seller or its representatives and not prepared by Seller or its representatives.

          3.11  Rights Agreement.  Purchaser hereby acknowledges receipt of a
                ----------------
copy of the Rights Agreement and agrees to be bound by all applicable terms and conditions therein that relate to a "Holder" (as defined therein.).

     4.  Representations and Warranties of the Company. The Company hereby
         ---------------------------------------------
represents and warrants to Purchaser and Seller that:

          4.1  Authorization. All corporate action on the part of the Company
               -------------
necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder have been taken or will be taken prior to the Closing, and the Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          4.2  Governmental Consents. No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, which consent, approval or authorization has not been obtained.

          4.3  Litigation. There is no action, suit, proceeding or investigation
               ----------
pending or, to the Company's knowledge, currently threatened against the Company or with respect to the Company's officers or directors, that questions the validity of the Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby.

          4.4  Compliance with Other Instruments. The execution, delivery and
               ---------------------------------
performance of the Agreement and the consummation of the transactions contemplated hereby or thereby (i) will not result in any violation or be in conflict with any provision of the Company's articles of incorporation, bylaws or other equivalent charter documents, (ii) will not result in any violation or be in conflict with any provision of federal, state or local law, statute, rule or regulation, and (iii) will not constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon the assets of the Company.

          4.5  Status as "Holder" under the Rights Agreement. Upon consummation
               -----------------
of the transactions contemplated hereby, Purchaser shall be deemed to be a "Holder" under the Rights Agreement.

          4.6  Amendment to the Articles of Incorporation. The Amended and
               ------------------------------------------
Restated Articles of Incorporation of the Company attached hereto as Exhibit 4.6
                                                                     -----------
have (i) been duly adopted and approved by the Board of Directors of the Company and its shareholders, and (ii) been filed with the Secretary of State of the State of California.

          4.7  Company Representation and Warranties. In addition to the
               -------------------------------------
representations and warranties made by the Company in this Section 4 of this Agreement, the Company hereby makes the representations and warranties contained in Exhibit 4.7 hereto to Purchaser. The Company further represents and warrants
   -----------
to Purchaser that (i) each such representation and warranty is true and correct as of the date hereof, and (ii) there has been no material change in the Company's business, condition (financial or otherwise), assets, properties, results of operations or prospects since November 12, 1998.

     5.  Conditions of the Purchaser's Obligations at Closing. The obligations
         ----------------------------------------------------
of Purchaser to Seller under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by Purchaser:

          5.1  Representations and Warranties. The representations and
          -----------------------------------
warranties of Seller contained in Section 2 and the representations of the Company contained in Section 4 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          5.2  Performance.  All covenants, agreements and conditions contained
          ----------------
in this Agreement to be performed by Seller and the Company on or prior to Closing shall have been performed or complied with in all material respects.

          5.3  Qualifications.  All authorizations, approvals or permits, if
          -------------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale of the Stock pursuant to this Agreement shall be obtained and effective as of Closing. No stop order or other order enjoining the sale of the Stock shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of Seller, threatened by the SEC, the California Commissioner of Corporations, or similar of any other state having jurisdiction over this transaction. At the time of the Closing, the sale of the Stock shall be legally permitted by all laws and regulations to which the Purchaser, the Company and Seller are subject.

          5.4  Opinion of Seller's Counsel.  Purchaser shall have received from
          --------------------------------
Mitchell, Silberberg & Knupp LLP, special counsel for Seller, an opinion, dated as of Closing, in substantially the form of Exhibit 5.4.
                                            -----------

          5.5  Waiver of Right of First Refusal.  The Company and at least a
          -------------------------------------
majority of the Holders (as such term is defined in the Rights Agreement) shall have executed and delivered a waiver substantially in the form attached hereto as Exhibit 5.5.
   -----------

          5.6  Amendment of Articles of Incorporation. The Amended and Restated
          -------------------------------------------
Articles of Incorporation of the Company attached hereto as Exhibit 4.6 shall
                                                            -----------
have been filed with the Secretary of Sta te of the State of California.

          5.7  Delivery of Stock.  Seller shall have delivered to
          ----------------------
Purchaser stock certificates representing the Stock along with appropriate stock powers duly executed by an authorized officer of Seller. The Company's transfer agent shall have noted the transfer of the Stock from Seller to Purchaser on the Company's stock transfer books.

     6.  Conditions of Seller's Obligations at Closing. The obligations of
     -------------------------------------------------
Seller to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by Seller:

          6.1  Representations and Warranties. The representations and
          -----------------------------------
warranties of Purchaser contained in Section 3 shall be true and correct in all material respects on and as of Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2  Performance. All covenants, agreements and conditions contained
          ----------------
in this Agreement to be performed by Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

          6.3  Qualifications. All authorizations, approvals or permits, if any,
          -------------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing. No stop order or other order enjoining the sale of the Stock shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of Purchaser, threatened by the SEC, the California Commissioner of Corporations, or similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale of the Stock shall be legally permitted by all laws and regulations to which Purchaser, the Company and the Seller are subject.

          6.4  Payment of Purchase Price. Purchaser shall have delivered to
          ------------------------------
Seller the entire purchase price set forth in Section 1.1 hereof via wire transfer of immediately available funds.

     7.  Miscellaneous.
     -----------------

          7.1  Survival of Representation, Warranties and Covenants. tHE
          ---------------------------------------------------------
warranties, representations and covenants of each party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, any investigation made by Purchaser, and the Closing of the transactions contemplated hereby for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of such party unless such party had actual knowledge of a breach of such warranty, representation or covenant prior to the Closing Date and chose to consummate the transactions contemplated hereby despite such actual knowledge. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of any party to this Agreement pursuant hereto shall be deemed to be representations and warranties by such party hereunder as of the date of such certificate or instrument.

          7.2  Knowledge Defined. For purposes of this Agreement, with respect
          ----------------------
to each party hereto, knowledge shall mean the knowledge of such party's officers and directors.

          7.3  Transfer; Successors and Assigns. The terms and conditions of
          -------------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4  Governing Law. This Agreement and all acts and transactions
          ------------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          7.5  Counterparts. This Agreement may be executed in two counterparts,
          -----------------
each of which shall be deemed an original and all of which together shall constitute one instrument.

          7.6  Titles and Subtitles. The titles and subtitles used in this
          -------------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7  Notices. Any notice required or permitted by this Agreement shall
          ------------
be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature pages hereto, or as subsequently modified by written notice.

          7.8  Finder's Fee. Except for the fees of BancBoston Robertson
          -----------------
Stephens ("Robertson Stephens"), which has acted as financial advisor to Purchaser in connection with the transactions contemplated hereby, each of Purchaser and Seller represent that it is not, nor will it be, obligated for any finder's fee or commission in connection with the transactions contemplated by this Agreement. The Company represents that it is not nor will it be, obligated for any finder's fee or commission in connection with the transactions contemplated by this Agreement. Seller and Purchaser each agree to indemnify and to hold harmless each other and the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, employees, or representatives is responsible.

          7.9  Fees and Expenses. Seller and Purchaser each hereby agrees to pay
          ----------------------
Robertson Stephens $250,000 of its $500,000 fee in connection with the services provided by them regarding the transactions contemplated hereunder. Except for such fees, each party shall bear its own costs and expenses related to the transaction contemplated by this Agreement.

          7.10  Attorney's Fees. If any action at law or in equity (including
          ---------------------
arbitration) is necessary to enforce or interpret any of the terms of the Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.11  Amendments and Waivers. Any term of this Agreement may be
          ----------------------------
amended (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of Seller, Purchaser and the Company.

          7.12  Severability. If one or more provisions of this Agreement are
          ------------------
held to be unenforceable under applicable law, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          7.13  Delays or Omissions. No delay or omission to exercise any right,
          -------------------------
power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          7.14  Entire Agreement. This Agreement, the documents referred to
          ----------------------
herein, the Rights Agreement and the letter agreement between Purchaser and the Company dated as of the date hereof constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

                            [Signature Pages Follow]

     The parties have executed this Share Purchase Agreement as of the date first written above.


                                   SELLER:

                                   VERTEL CORPORATION
                                   By:    /s/ Bruce W. Brown
                                      ------------------------------------
                                   Name:  Bruce W. Brown
                                        ----------------------------------
                                                    (print)
                                   Title:    President & C.E.O.
                                         ---------------------------------
                                   Address:  2133 Victory Blvd., Ste. 1200
                                             -----------------------------
                                             Woodland Hills, CA  91367
                                             -----------------------------


                                   PURCHASER:

                                   NEWBRIDGE (BARBADOS)
                                   CORPORATION


                                   By:    /s/ Peter Nadeau
                                      ------------------------------------
                                   Name:  Peter Nadeau
                                         ---------------------------------
                                                    (print)

                                   Title:    Attorney in fact
                                         ---------------------------------
                                   Address:  600 March Rd.
                                             -----------------------------
                                             Kanata, Ontario
                                             -----------------------------

                                   THE COMPANY:

                                   SONOMA SYSTEMS

                                   By:    /s/ Steve M. Waszak
                                      ------------------------------------
                                   Name:   Steve M. Waszak
                                        ----------------------------------
                                                    (print)

                                   Title:  Vice President Finance,
                                         ---------------------------------
                                           Chief Financial Officer
                                         ---------------------------------
                                   Address:
                                           -------------------------------

                                           -------------------------------